UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

Bitcoin Depot Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41305	87-3219029
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2870 Peachtree Road, Suite 327

Atlanta, GA 30305

(Address of principal executive offices)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Information

On August 13, 2025, Bitcoin Depot Inc. (the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. In that report, the Company inadvertently omitted disclosure regarding the adoption by the Company’s (i) CEO, Brandon Mintz, and entities owned by Mr. Mintz, of a Rule 10b5-1 trading arrangement (as defined in Item 408 of Regulation S-K) on May 31, 2025, for the sale of up to 8 million shares of the Company’s Class A Common Stock that will terminate on the earlier of the sale of all such shares or May 31, 2026 and (ii) President and COO, Scott Buchanan, of a Rule 10b5-1 trading arrangement on April 8, 2025, for the sale of up to 125,000 shares of the Company’s Class A Common Stock that will terminate on the earlier of the sale of all such shares or June 15, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bitcoin Depot Inc.

Dated: September 2, 2025	By:	/s/ Brandon Mintz
	Name:	Brandon Mintz
	Title:	Chief Executive Officer